FOX MCKEITHEN
                                                      Secretary of State
                  ARTICLES OF ORGANIZATION OF          Received & Filed
                  The Biltmore Group, L.L.C.           DATE July 13 1998
                                                           -------------

The Biltmore Group, L.L.C., a Louisiana Limited Liability Company, organized under Louisiana's Limited Liability Law, as contained in La. R.S. 12:1301, et seq., appearing herein through its undersigned members, who constitute all of the members of the Limited Liability Company, and who are authorized to act herein by the written unanimous consent of all members, attached hereto, does hereby certify that:
     FIRST: The date the Limited Liability Company came into existence is July 8, 1998.
     Second: By unanimous written consent of all members of the Limited Liability Company, which written unanimous consent was given on July 8, 1988 the members of the Limited Liability Company authorized these Articles of Organization.
     THIRD:The Articles of Organization of the Limited Liability Company are as follows:
     I. NAME - The name of the Limited Liability Company shall be The Biltmore Group, L.L.C., sometimes hereinafter called "the company"
     II. PURPOSES - The company's purpose is to engage in any lawful activity for which Limited Liability Companies may be formed under Chamber 22 of Title 12 of the Louisiana Revised Statutes.
     III. MANAGEMENT - The company shall be managed by the members as provided in the Operating Agreement of the Limited Liability

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          Company, or in the absence of such, at law.
     IV. RESTRICTIONS - No member may bind the company, other than the manager who may be a member as provided by the Operating Agreement.
     V. LIABILITY WAVIER AND INDEMNIFICATION - No member or Manager shall have any liability for damages for any duty breached or activity performed in connection with the management of the company.
          Further, each member and Manager shall be fully indemnified by the company for any judgments, settlements, penalties, fines or expenses incurred because he or she is or was a member or Manager of the company. It is the intention of this provision to afford members and Managers of the company the most complete elimination of liability as the fullest rights to indemnification possible under the laws of the State of Louisiana and particularly Title 12,
          Section 1315 of the Revised Statutes of Louisiana and this provision shall be so construed.

     VI. OPERATING AGREEMENT; STATUTORY APPLICATION - The company shall be operated in accordance with the provisions of the Operating Agreement enacted by the members, provided, however, that any questions for which provision is not made in the Operating Agreement shall be governed by the laws of the State Of Louisiana, and particularly Title 12, Section 1301, et seq., of the revised Statutes of Louisiana.
     VII. Unless and until an amendment to these articles by


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          authentic act providing otherwise are filed in the office of the
          Louisiana Secretary of State and in each parish in which The Biltmore Group, L.L.C. owns immovable property any person dealing with The Biltmore Group, L.L.C., may rely upon a certificate of the Manager to:
               (A)  establish the membership of any member of the company
               (B) establish the authenticity of any records of the company or
               (C) establish the authority of any person to act on behalf of The Biltmore Group, L.L.C., including but not limited to the authority to take actions referred to in Louisiana Revised Statutes Title 12, Section 1318(B), which actions include:
                    (1)  The dissolution and winding up of the company,
                    (2) The sale, exchange, lease, mortgage, pledge, or other transfers of all or substantially all of the assets of the company,
                    (3)  The merger or consolidation of the company,
                    (4) The incurrence of indebtedness by the company other than in the ordinary course of its business.
                    (5)  The alienation, lease or encumbrance of


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                          any immovables of the company, and
                    (6) An amendment to the articles of organization. VIII.DURATION - Unless continued beyond its scheduled termination by the consent of a majority in interest of the remaining members, the company shall terminate on the earlier of:
               (A)  July 8, 2020
               (B)  The consent of the majority of the members.
     IX. TRANSFER AND ASSIGNMENT OF MEMBERS' INTEREST - The assignment or transfer of a member's interest is subject to restrictions as set forth in the Operating Agreement.
     These Articles of Organization of The Biltmore Group, L.L.C. are thus done and signed on this 8th day of July in the presence of the undersigned competent witnesses and me, Notary Public, by the undersigned members of the limited Liability Company, constituting all of the members thereof as of this date.

WITNESSES:                                  The Biltmore Group, L.L.C.

/S/FRED M BAYLES                            By: /S/JOANNE M CALDWELL
---------------------                          -----------------------------
                                            Joanne M. Caldwell
                                            Member


---------------------


                          /S/WILLIAM M CRAWFORD
                         ------------------------
                              NOTARY PUBLIC

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              AMENDMENT TO ARTICLES OF LIMITED LIABILITY COMPANY

                         THE BILTMORE GROUP, L.L.C.


Each of the undersigned members of the Biltmore Group, L.L.C. does hereby certify that the following amendment to the articles of the Limited liability company of the Company was duly adopted pursuant to LSA-R.S. art. 12:31 et seq., by unanimous written consent of the members of the company dated October 12, 1998. Pursuant to such unanimous written consent, they hereby execute this Amendment to Articles of the limited liability company of the company to read in its entirety as follows:

                              PARAGRAPH THIRD-I

Name -The name of the Limited Liability Company shall be The Biltmore Group, of Louisiana, L.L.C.

Dated:October 13, 1998

                                            The Biltmore Group, L.L.C.
                                            By:  /S/JOANNE M CALDWELL
                                               ------------------------
                                               Joanne M. Caldwell
                                               Member







                                                         FOX MCKEITHEN
                                                       Secretary Of State
                                                        Received & Filed
                                                        DATE OCT 14 1998
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